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•     755 Winona Avenue
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•     North Vancouver, BC, V7R - 2B2
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•     Phone: 604-990-3594 Fax: 604-990-3598
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•     e-mail: daruffle@shaw.ca web: www.daruffle.com

D. A. Ruffle & Associates Ltd.
Consent of Independent Appraiser
We hereby consent to the reference to us and our independent appraisal in Brookfield Infrastructure Partners L.P.’s Registration Statement on Form 20-F filed with the United States Securities and Exchange Commission.
Sincerely;
Doug Ruffle
Doug Ruffle, RPF, MBA
D. A. Ruffle & Associates Ltd.
North Vancouver, B.C., Canada.
November 14th, 2007.
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Timber Appraisal and Forestry Consulting